SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                 )

Filed by the Registrant  |_|
Filed by a Party other than the Registrant  |X|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Preliminary Proxy Statement            |_|      Confidential, For Use
                                                     of the Commission Only
                                                     (as permitted by
                                                     Rule 14a-6(e) (2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                  THE SALOMON BROTHERS FUND INC.
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(Name of Registrant as Specified in Its Charter)

Elliott Associates, L.P. and Elliott International, L.P.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     |X|  No fee required.
     |_|  Fee computed on table below per Exchange Act Rules 14a-6(i)
          (1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     |_|  Fee paid previously with preliminary materials:

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement no.:

     (3) Filing Party:

     (4) Date Filed:

ELLIOTT ASSOCIATES, L.P.                            ELLIOTT INTERNATIONAL, L.P.

                             YOUR VOTE IS IMPORTANT!


        THE SALOMON BROTHERS FUND (SBF) SPECIAL STOCKHOLDERS' MEETING IS
          JUST A FEW DAYS AWAY -- PLEASE RETURN YOUR VOTE AGAINST THE
                         NEW MANAGEMENT AGREEMENT TODAY

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     o  VOTE FOR  CHANGE - TELL THE SBF  BOARD  THAT STOCKHOLDER  VALUE IS NOT A
        "SIDE SHOW"

     o  DON'T LET CITIGROUP POCKET $3.7 BILLION WITHOUT  ELIMINATING OUR FUND'S
        PERSISTENT   DISCOUNT  TO  NET  ASSET  VALUE  -  AND  RETURNING  THAT
        VALUE  TO STOCKHOLDERS

     o VOTE AGAINST THE NEW MANAGEMENT AGREEMENT BY SIGNING, DATING, AND RETURNING THE ENCLOSED BLUE PROXY CARD TODAY!

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October 14, 2005

Dear Fellow SBF Stockholder:

The October 21, 2005 Special Meeting is just a few days away. As you know, SBF stockholders are being asked to approve a new management agreement (the "New Management Agreement") in connection with the pending $3.7 billion sale of Citigroup's asset management business to Legg Mason. For reasons we have explained in detail in our proxy materials, we believe the New Management
Agreement should not be approved unless and until SBF first takes care of its stockholders by eliminating or nearly eliminating the discount to net asset value. Help us achieve that goal by voting AGAINST the New Management Agreement on the enclosed BLUE proxy card today.

Because the Special Meeting is fast approaching, and your vote is important, we have enclosed a pre-paid overnight return envelope to ensure that your vote is received in time. You can also return your BLUE proxy card by fax. Please follow the directions on the reverse side of this letter to arrange for a free pickup by the overnight mail service or return your BLUE proxy card by fax.

Even if you have already returned management's White proxy card, you have every right to change your mind by signing, dating and returning the enclosed BLUE proxy card with a vote AGAINST the New Management Agreement.

                             YOUR VOTE IS IMPORTANT

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY BY FAX
                OR IN THE PRE-PAID OVERNIGHT ENVELOPE PROVIDED.

Sincerely yours,

/s/ Mark Levine
---------------
    Mark Levine
    Portfolio Manager

                       PLEASE SIGN AND DATE THE ENCLOSED
                         BLUE PROXY CARD AND RETURN IT
                                     TODAY:

                                BY TOLL FREE FAX:

                      Fax BOTH sides of the proxy card to:


                                  800-950-9702

                                       OR

                                  BY FREE DHL:

                   Just place the proxy card in the DHL return
                      envelope and follow these easy steps:

1.   COMPLETE the DHL Shipping Form:
     o  Print your Name and Address in Section 1 ("Shipment From")
     o  Keep the top copy for your records.

2. If you are located in the US, please call 1-800-CALL-DHL (1-800-225-5345) to schedule a pick-up. Please tell DHL your name, address and the time the shipment will be ready. Shareowners outside the US may access WWW.DHL.COM for a local telephone number for pick-up.

3. You may also DROP OFF the return envelope at a DHL drop-off location. Just access www.dhl.com for information on the location nearest you.


                    REMEMBER, THE DHL SERVICE IS FREE TO YOU

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   If you have any questions or need assistance in voting your shares, please contact the firm that is assisting us in the solicitation of proxies:

                           Innisfree M&A Incorporated
                         501 Madison Avenue, 20th Floor
                               New York, NY 10022
                          Toll-Free Call: 888-750-5834

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